Exhibit 10.2

TAL INTERNATIONAL GROUP, INC.

EXECUTIVE RETENTION BONUS PLAN

TAL International Group, Inc., a company organized under the laws of the state of Delaware, USA (“TAL,” and collectively with its subsidiaries, the “Company”), has adopted this Executive Retention Bonus Plan (the “Plan”) for the benefit of the Company’s Named Executive Officers (the “Executives”).

1. Purposes.

(a) TAL has entered into a definitive transaction agreement (the “Transaction Agreement”) dated November 9, 2015, with Triton International Limited, a Bermuda exempted limited liability company (“Holdco”), Triton Container International Limited, a Bermuda exempted limited liability company (“Triton”), Ocean Delaware Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of Holdco (“Delaware Merger Sub”) and Ocean Bermuda Sub Limited, a Bermuda exempted limited liability company and direct wholly owned subsidiary of Holdco (“Bermuda Merger Sub”).  The Transaction Agreement provides that, upon the terms and subject to the conditions set forth therein, Bermuda Merger Sub will merge with and into Triton (the “Triton Merger”), with Triton as the surviving corporation, and immediately thereafter Delaware Merger Sub will merge with and into TAL (the “TAL Merger” and, collectively with the Triton Merger, the “Mergers”), with TAL as the surviving corporation.  As a result of the Mergers, both TAL and Triton will become wholly owned subsidiaries of Holdco.

(b) The Board of Directors of TAL (the “Board”) has determined that it is in the best interests of TAL and its shareholders to adopt the Plan to encourage the Executives to remain in the Company’s employ during the merger approval and post-merger integration process and to reward them for their efforts related thereto.

2. Defined Terms.  For purposes of the Plan, the following terms shall have the meanings indicated below:

(a)  “Cause,” with respect to any Executive, shall mean (i) the Executive’s willful failure to substantially perform his or her duties and responsibilities to the Company or violation of a Company policy; (ii) the Executive’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure by the Executive of any proprietary information or trade secrets of the Company or any other party to whom the Executive owes an obligation or nondisclosure as a result of his or her relationship with the Company; or (iv) the Executive’s willful breach of any of his or her material obligations under any written agreement or covenant with the Company.

(b)  “Closing Date” shall mean the date of the closing of the Mergers.

(c)  “Code” shall mean the United States Internal Revenue Code of 1986, as amended and any applicable regulations or guidance promulgated by the Secretary of the Treasury thereunder.

(d)  “Committee” shall mean a committee designated by the Board, which initially shall be the Compensation Committee of the Board.

(e) “Disability,” with respect to any Executive, shall mean that the Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of at least thirty (30) months.

(f)  “First Anniversary” shall mean the first (1st) anniversary of the Closing Date.

(g) “Good Reason,” with respect to any Executive, shall mean the Executive’s voluntary separation from service when the following conditions are satisfied: (A) one or more of the following conditions that arise without the Executive’s consent: (i) a material diminution in the Executive’s base compensation, (ii) a material change in the geographical location at which the Executive performs services, or (iii) any other act or failure to act that constitutes a material breach by the Company of any employment agreement between the Company and the Executive, and (B) the Executive gives written notice to the Company of the condition described in clause (A) above within ninety (90) days of its initial existence and the Company fails to cure the condition within thirty (30) days of receipt of the written notice.

(h)  “Payment Date” shall mean the date on which payment of an Executive’s Retention Bonus is made under Section 5(b) below.

(i)  “Retention Bonus” shall mean an amount equal to six (6) months’ of the Executive’s annual salary as of the Vesting Date.

(j)  “Vesting Date” shall mean, with respect to an Executive, the earliest to occur of: (i) the First Anniversary (provided that the Executive has remained continuously employed with the Company through the First Anniversary and has not tendered a notice of resignation to the Company prior to the First Anniversary); (ii) the termination of the Executive’s employment by the Company without Cause or by the Executive for Good Reason; (iii) the occurrence of the Executive’s death or Disability while employed by the Company; or (iv) June 30, 2017 (provided that the Executive has remained continuously employed with the Company through June 30, 2017 and has not tendered a notice of resignation to the Company prior to June 30, 2017).

3. Effective Date of Plan.   The effective date of the Plan shall be November 9, 2015. The Plan shall remain in effect unless and until terminated by the Board pursuant to Section 9(b) hereof.

4. Administration.

(a) The Plan shall be interpreted, administered and operated by the Committee, which shall have complete authority, in its sole discretion, subject to the express provisions of the Plan, to determine eligibility for participation in the Plan, to interpret the Plan, including the ability to remedy ambiguities and inconsistencies, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Notwithstanding the foregoing, the Committee may delegate any of its duties hereunder to such person or persons from time to time as it may designate.

(b) All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers, or other persons, and the Committee, the Company and the Company’s officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully protected by the Company in respect of any such action, determination or interpretation.

5. Retention Bonus.

(a)  On the Vesting Date, an Executive shall vest and become entitled to receive his or her Retention Bonus, determined as of the Vesting Date. If, prior to the Vesting Date, the Executive’s employment with the Company is terminated for Cause or due to the Executive’s resignation without Good Reason (which, for the avoidance of doubt, shall be considered to have occurred on the date the Executive gives notice or is required under applicable law to give notice of such resignation), then the Executive shall forfeit all rights to the Retention Bonus without any right whatsoever for the Executive to claim directly or indirectly, payment or indemnification, partially or in full, for the loss of his/her participation in the Plan and/or any opportunity that may have arisen on the occasion of his/her participation in the Plan. No further vesting will occur during any statutory notice period or following termination of employment.

(b) Each Executive who has become vested in his or her Retention Bonus shall be paid his or her Retention Bonus in a lump sum, less any required tax, social security or other legally required withholdings, as soon as practicable, but in any event no later than sixty (60) days, after the Executive’s Vesting Date.

6. No Offset. The gross amount of any payment or benefit provided for in the Plan shall not be reduced by any amounts, including, without limitation, any amount claimed to be owed by the Executive to the Company (other than any required tax or other legally required withholding); provided that nothing herein shall prevent the Company from offsetting against any amount owed to the Company by the Executive with respect to which there is no good faith dispute between the Executive and the Company and as permitted by applicable laws.

7. Successors; Binding Agreement.

(a) TAL shall require any successor expressly to assume the Plan and all obligations of the Company hereunder.

(b) The Plan shall inure to the benefit of the Executive’s executors, administrators, successors, heirs, distributees, devisees, legatees or other beneficiaries and shall be enforceable by the Executive’s personal or legal representatives

8. Notices. For the purpose of the Plan, notices and all other communications provided for in the Plan shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission or other electronic medium, or on receipt after dispatch by registered or certified mail, postage prepaid, or by a reputable overnight carrier such as Federal Express, DHL or UPS, addressed, if to an Executive, to the address on file with the Company and, if to the Company, to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

To the Company:

TAL International Container Corporation

100 Manhattanville Road

Purchase, New York 10577-2135 USA

Attn.: Vice President, Human Resources

9.  Amendment and Termination of Plan.

(a) The Company shall have the right to amend the Plan at any time by resolution of the Board; provided, however, that no amendment may adversely affect the interests of the Executives. Notwithstanding anything to the contrary in the Plan, if and to the extent the Company shall determine that the terms of the Plan may result in the failure of the Plan to comply with (or otherwise be exempt from) the requirements of Section 409A of the Code or Section 457A of the Code, the Company shall have authority, to the extent permitted under applicable law, to take such action to amend, modify, cancel or terminate the Plan, as it deems necessary or advisable, including, without limitation, any amendment or modification of the Plan to conform the Plan to (or otherwise exempt it from) the requirements of Section 409A of the Code or Section 457A of the Code (including, without limitation, any amendment or modification of any of the terms applicable to any Executive’s Retention Bonus regarding the timing or form of payment).

(b) The Company, by resolution of the Board, may terminate the Plan with respect to any Executive prior to the Vesting Date, if upon such termination the Executive becomes fully vested and the Executive receives the full balance of his or her Retention Bonus upon such termination; provided, however, the Company may not terminate the Plan with respect to any Executive if such termination would cause the Executive to be subject to the excise tax and penalty provisions of, or otherwise fail to comply with, Section 409A of the Code or Section 457A of the Code.

10. Miscellaneous.

(a) No Waiver. No waiver by the Company or any Executive, as the case may be, at any time of any breach by the other party of, or of any lack of compliance with, any condition or provision of the Plan to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

(b) No Right to Employment or to Additional Benefits. Nothing contained in the Plan or any documents relating to the Plan shall (i) confer upon any Executive any right to continue as an Executive or in the employ of the Company, (ii) constitute any contract or agreement of employment, or (iii) interfere in any way with the right of the Company to terminate the Executive’s employment at any time, with or without Cause. The Retention Bonus is a one-time extraordinary benefit and does not create any contractual or other right to receive future bonuses, or other benefits in lieu of bonuses, in the future. Future awards of bonuses, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of the award, the amount and any vesting provisions. The Retention Bonus should not be considered part of the Executive’s contractual salary or compensation for purposes of any other calculation, including calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind.

(c) Benefits not Assignable. Except as otherwise provided herein or by law, no right or interest of any Executive under the Plan shall be assignable or transferable by the Executive, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Executive under the Plan shall be liable for, or subject to, any obligation or liability of such Executive. When a payment is due under the Plan to an Executive who is unable to care for his or her affairs, payment may be made directly to his or her legal guardian or personal representative.

(d) Tax Withholding. All amounts payable hereunder shall be subject to state, local and other applicable tax withholding, deduction, and social security contributions due under any applicable law, as determined by the Company in its sole discretion.

(e) Governing Law. The Plan shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the state of New York, USA without regard to its conflicts of law principles.

(f) Validity. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect. If the Plan shall for any reason be or become unenforceable by either party, the Plan shall thereupon terminate and become unenforceable by the other party as well.

(g) Not Subject to ERISA. The Plan is not intended to be a pension plan or welfare benefit plan subject to the terms of the U.S. Employee Retirement Income Security Act of 1974, as amended, but rather is intended solely to provide a bonus incentive for Executives to remain employed by the Company. Accordingly, the Plan shall be construed, interpreted and the rights of the parties determined as if the Plan were solely a plan for bonuses paid with respect to work performed.

(h) Compliance with Foreign Law. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in all countries in which the Company operates or in which any

Executive reside, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which subsidiaries of TAL shall be covered by the Plan; (ii) modify the terms and conditions of the Plan to comply with applicable laws and (iii) take any action that it deems advisable to obtain approval or to comply with any necessary local governmental regulatory exemptions or approvals.

(i) Section 409A. The Retention Bonus is designed to comply with the short-term deferral exception from the requirements of Section 409A of the Code and, accordingly, to the maximum extent permitted, the Plan shall be interpreted to be in compliance therewith. To the extent that any provision of the Plan is modified in order to comply with Section 409A of the Code, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to the Executive and the Company of the applicable provision without violating the provisions of Section 409A of the Code. If, at the time of the applicable Payment Date, the Executive is deemed to be a “specified employee” of a public company as defined in Treasury Regulation Section 1.409A-1(i), then, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, deferred compensation benefits to which the Executive is entitled under the Plan that are payable on account of the Executive’s “separation from service” (as such term is defined under Section 409A of the Code and the regulations issued thereunder) shall not be paid until six (6) months and one (1) day following the Executive’s separation from service.  Such amounts shall be paid on the first payroll date in the seventh (7th) month following the Executive’s separation from service (or, if earlier, promptly following the Executive’s death) but shall not accrue any interest during the period payments are suspended.

(j) 280G Application. In the event that any payment under the Plan, along with any other payment or benefit received or to be received by an Executive, would result in the Executive being subject to an excise tax under Section 4999 of the Code (the “excise tax”), then, only after taking into account the reduction in payments or benefits under any other plan or agreement, payments under the Plan shall be reduced, to the extent necessary, to make such payments not subject to the excise tax. The determination of whether the Executive is subject to the excise tax will be determined by TAL’s independent public accountants, which in making such determination may rely upon reasonable good faith estimations and interpretations of the Code.